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                                                                  Exhibit 10(a)


                           PROTECTIVE LIFE CORPORATION
                          1997 LONG-TERM INCENTIVE PLAN


1.   PURPOSE.

     The purpose of the Protective Life Corporation 1997 Long-Term Incentive Plan (formerly known as the 1997 Performance Share Plan) is to further the long-term growth in profitability of Protective Life Corporation by offering long-term incentives in addition to current compensation to those key executives who will be largely responsible for such growth.

2.   DEFINITIONS.

     "AWARD" shall mean any grant or award under the Plan.

     "AWARD PERIOD" means the period of calendar years fixed by the Committee with respect to all Performance Share Awards with the same Date of Grant (but no more than five years) commencing with each Date of Grant, except that the Award Period for a recently hired Employee may be for such lesser period as determined by the Committee.

     "BOARD" shall mean the Board of Directors of the Company.

     "CAUSE" shall mean (I) the willful failure by the Participant to perform substantially the Participant's duties as an employee of the Company (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (II) the Participant's engaging in serious misconduct that is injurious to the Company or any Subsidiary (III) the Participant's having been convicted of, or entered a plea of NOLO CONTENDERE to, a crime that constitutes a felony, or (IV) the breach by the Participant of any written covenant or agreement not to compete with the Company or any Subsidiary.

     "CHANGE IN CONTROL" shall mean the occurrence of any of the following events: (I) a transaction or acquisition as identified in the Company's Rights Agreement, as in effect from time to time, (ii) the consummation of (A) any consolidation, merger or similar transaction or purchase of securities of the Company pursuant to which (x) the members of the Board of Directors of the Company immediately prior to such transaction, do not, immediately after the transaction, constitute a majority of the Board of Directors of the surviving entity or (y) the stockholders of the Company immediately preceding the transaction, do not, immediately after the transaction, own at least 50% of the combined voting power of the outstanding securities of the surviving entity,
(iii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, including, without limitation, any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Protective Life Insurance Company, or (iv) any other event or transaction that is declared by resolution of the Board to constitute a Change in Control for purposes of the Plan.

     "CHANGE IN CONTROL PRICE" shall mean the greater of (I) the price per share of Common Stock immediately preceding any transaction resulting in a Change in Control or (ii) the highest price per


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share of Common Stock offered in conjunction with any transaction resulting in a
Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash), EXCEPT THAT, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options such price shall be the Fair Market Value on the date on which the cash out described in Section 11 occurs.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

     "COMMITTEE" shall mean the Compensation and Management Succession Committee of the Board (or such other committee of the Board that the Board shall designate from time to time) or any subcommittee thereof comprised of two or more directors each of whom is an "outside director" within the meaning of
Section 162(m) of the Code and a "non-employee director" within the meaning of Rule 16b-3, as promulgated under Section 16 of the Exchange Act.

     "COMMON STOCK" shall mean the common stock, par value $0.50 per share, of the Company.

     "COMPANY" shall mean Protective Life Corporation, a Delaware corporation.

     "DATE OF GRANT" with respect to a Performance Share Award shall mean as of January 1 of any year in which such an Award is made.

     "DEFERRED STOCK" shall mean a contractual right to receive a share of Common Stock at the time and subject to the conditions set forth in Section 10 hereof.

     "DISABILITY" shall mean long-term disability as defined under the terms of the Company's qualified pension plan.

     "ELIGIBLE EMPLOYEE" shall mean any person (including any officer) employed by the Company or any Subsidiary on a full-time salaried basis.

     "EMPLOYMENT" shall mean, for purposes of Sections [6(C) through (f), 7(d), 8(c), 9(b) and 10(c)] continuous and regular salaried employment with the Company or a subsidiary, which shall include (unless the Committee shall otherwise determine) any period of vacation, any approved leave of absence or any salary continuation or severance pay period and, at the discretion of the Committee, may include service with any former subsidiary of the Company.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "EXECUTIVE OFFICER" shall mean those persons who are officers of the Company within the meaning of Rule 16a-1(f) of the Exchange Act.

     "FAIR MARKET VALUE" of the Common Stock shall mean (I) with respect to Performance Shares, the average of the daily closing prices for a share of the Common Stock for the twenty trading days prior to the date of payment of Performance Shares for an Award Period or an Interim Period, as the case may be, on the Composite Tape for New York Stock Exchange - Listed Stocks, or, if the Common Stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on which the Common Stock is listed, or, if the Common Stock is not listed on any such Exchange, the average


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of the daily closing bid quotations  with respect to a share of the Common Stock for such twenty trading days on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use or (ii) with respect to other Awards, on any date, the closing price of a share of Common Stock, as reported for such day on a national exchange, or the mean between the closing bid and asked prices for a share of Common Stock on such date, as reported on a nationally recognized system of price quotation, PROVIDED THAT, in the event that there are no Common Stock transactions reported on such exchange or system on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported.

     "INCENTIVE STOCK OPTION" shall mean an Option which is intended to meet the requirements of Section 422 of the Code.

     "INTERIM PERIOD" shall mean a period of calendar years chosen by the Committee commencing with any Date of Grant, which period is less than the Award Period commencing on the Date of Grant.

     "NONSTATUTORY STOCK OPTION" shall mean an Option which is not intended to be an Incentive Stock Option.

     "NORMAL RETIREMENT" shall mean retirement at or after the earliest age at which the Participant may retire and receive a retirement benefit without an actuarial reduction for early commencement of benefits under any defined benefit pension plan maintained by the Company or any of its Subsidiaries in which such Participant participates.

     "OPTION" shall mean the right to purchase the number of shares of Common Stock specified by the Committee, at a price and for the term fixed by the Committee in accordance with the Plan and subject to any other limitations and restrictions as this Plan and the Committee shall impose.

     "PARTICIPANT" shall mean an Eligible Employee who is selected by the Committee to receive an Award under the Plan.

     "PERFORMANCE SHARE" shall mean the equivalent of one share of Common Stock granted under Section 6 which becomes vested and nonforfeitable upon the attainment, in whole or in part, of performance objectives determined by the Committee.

     "PLAN" shall mean the Protective Life Corporation 1997 Long-Term Incentive Plan as set forth herein and as may be amended from time to time.

     "RESTRICTED PERIOD" shall mean the period during which a grant of Restricted Stock or Restricted Units is subject to forfeiture.

     "RESTRICTED  STOCK"  shall  mean any Award of Common  Stock  granted  under
Section 9 which becomes vested and nonforfeitable, in whole or in part, upon the completion of such period of service as shall be determined by the Committee.

     "RESTRICTED UNIT" shall mean any Award of a contractual right granted under
Section 9 to receive Common Stock (or, at the discretion of the Committee, cash based on the Fair Market Value of the


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Common Stock) which becomes vested and nonforfeitable, in whole or in part, upon the completion of such period of service as shall be determined by the Committee.

     "SECTION 162(M)" shall mean Section 162(m) of the Code and any regulations promulgated thereunder.

     "STOCK  APPRECIATION  RIGHT" shall mean a  contractual  right granted under
Section 8 to receive cash, Common Stock or a combination thereof.

     "SUBSIDIARY" shall mean any corporation of which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power of all classes of stock of such corporation and any other business organization, regardless of form, in which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined equity interests in such organization.

3.   ADMINISTRATION OF THE PLAN.

     The Plan shall be administered by the Committee which, subject to the provisions of the Plan, shall have the authority to select the Employees who are to participate in the Plan, to determine the Award to be made to each Employee selected to participate in the Plan, and to determine the conditions subject to which Awards will become payable under the Plan.

     The Committee shall have full power to administer and interpret the Plan and to adopt such rules and regulations consistent with the terms of the Plan as the Committee deems necessary or advisable in order to carry out the provisions of the Plan. Except as otherwise provided in the Plan, the Committee's interpretation and construction of the Plan and its determination of any conditions applicable to Awards or the granting of Awards to specific Participants shall be conclusive and binding on all Participants.

     In  connection  with its  determination  as to the  payment of  Performance
Shares, the Committee has full discretion to adjust performance criteria to recognize special or nonrecurring situations or circumstances for the Company or any other corporation for any year.

     The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or a Subsidiary) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant or agent and any computation received from such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual's willful misconduct.

     The Plan shall be unfunded. Benefits under the Plan shall be paid from the general assets of the Company.




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4.   MAXIMUM AMOUNT OF SHARES AVAILABLE FOR AWARDS.

     (a) MAXIMUM NUMBER OF SHARES. The maximum number of shares of Stock in respect of which Awards may be made under the Plan shall be a total of 2,000,000 shares of Common Stock. Without limiting the generality of the foregoing, whenever shares are received by the Company in connection with the exercise of or payment for any Award granted under the Plan, only the net number of shares actually issued shall be counted against the foregoing limit. Notwithstanding the foregoing, but subject to the provisions of Section 4(c), in no event shall
(I) the number of shares of Common Stock issued under the Plan with respect to Restricted Stock, Restricted Units or Deferred Stock exceed 400,000 shares of Common Stock and (ii) any Participant receive Awards in any 12-month period for more than 200,000 shares of Common Stock.

     (b) SHARES AVAILABLE FOR ISSUANCE. Shares of Common Stock may be made available from the authorized but unissued shares of the Company or from shares held in the Company's treasury and not reserved for some other purpose. In the event that any Award is payable solely in cash, no shares shall be deducted from the number of shares available for issuance under Section 4(a) by reason of such Award except in the case of the exercise of a Stock Appreciation Right granted in tandem with an Option. In addition, if any Award in respect of shares is canceled or forfeited for any reason without delivery of shares of Common Stock, the shares subject to such Award shall thereafter again be available for award pursuant to the Plan.

     (C) ADJUSTMENT FOR CORPORATE TRANSACTIONS. In the event that the Committee shall determine that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar event affects the Common Stock such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits made available under this Plan, then the Committee may, in such manner as the Committee may deem equitable, adjust any or all of (I) the number and kind of shares which thereafter may be awarded or optioned and sold or made the subject of Stock Appreciation Rights under the Plan, (II) the number and kinds of shares subject to outstanding Options and other Awards and (III) the grant, exercise or conversion price with respect to any of the foregoing. Additionally, the Committee may make provisions for a cash payment to a Participant or a person who has an outstanding Option or other Award. However, the number of shares subject to any Option or other Award shall always be a whole number.

5.   PARTICIPATION.

     Participants in the Plan shall be selected by the Committee from those Eligible Employees who, in the estimation of the Committee, have a substantial opportunity to influence the long-term profitability of the Company.

6.   PERFORMANCE SHARES.

     (a)  PERFORMANCE SHARE AWARDS.

         (1) After appropriate approval of the Plan, and thereafter from time to time, the Committee shall select Employees to receive Performance Share Awards in any year as of the Date of Grant. Any Employee may be granted more than one Performance Share Award under the Plan, but no Employee may earn, in the aggregate, more than 50% of the Performance Shares which are the


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subject of this Plan.  Awards of Performance  Shares hereunder shall not be made unless any such Award is in compliance with all applicable law.

         (2) No Participant shall be entitled to receive any dividends or dividend equivalents on Performance Shares; with respect to any Performance Shares, no Participant shall have any voting or any other rights of a Company stockholder; and no Participant shall have any interest in or right to receive any shares of Common Stock prior to the time when the Committee determines the form of payment of Performance Shares pursuant to this Section 6.

         (3) Payment of the Performance Share Award to any Participant shall be made in accordance with this Section 6 and shall be subject to such conditions for payment as the Committee may prescribe. The Committee may prescribe different conditions for different Participants. Such conditions may be expressed in terms of income per share, return on equity, economic value added, total return, sales or revenues, or on other reasonable bases. Unless the Committee otherwise determines at the time of grant of Performance Shares to an Executive Officer, the performance objectives with respect to such Award shall be related to at least one of the following criteria, which may be determined solely by reference to the performance of the Company or a division or subsidiary or based on comparative performance relative to other companies: (I) income per share, (ii) return on equity, (iii) economic value added, (iv) total return, (v) sales or revenues, or (vi) other reasonable bases; PROVIDED THAT to the extent the Committee determines that it is necessary to qualify compensation under Section 162(m), the performance criteria shall be based on one or more of the criteria listed in (I) through (v) above. The Committee may prescribe conditions such that payment of an Award may be made with respect to a number of shares of Common Stock that is greater than the number of Performance Shares awarded. Except to the extent otherwise expressly provided herein, the Committee may, at any time and from time to time, change the performance objectives applicable with respect to any Performance Shares to reflect such factors, including, without limitation, changes in a Participant's duties or responsibilities or changes in business objectives (e.g., from corporate to subsidiary or division performance or vice versa), as the Committee shall deem necessary or appropriate. In making any such adjustment, the Committee shall adjust the number of Performance Shares or take other appropriate actions to prevent any enlargement or diminution of the Participant's rights related to service rendered and performance attained prior to the effective date of such adjustment.

         (4) Each Performance Share Award shall be made in writing and shall set forth the terms and conditions set by the Committee for payment of such Award including, without limitation, the length of the Award Period and whether there will be an Interim Period with respect to the Award and if so, the length of the Interim Period.

     (b) PAYMENT OF PERFORMANCE SHARE AWARDS. Each Participant granted a Performance Share Award shall be entitled to payment of the Award as of the close of the Award Period applicable to such Award, but only if and after the Committee has determined that the conditions for payment of the Award set by the Committee have been satisfied. At the time of grant of each Performance Share Award, the Committee shall decide whether there will be an Interim Period. If the Committee determines that there shall be an Interim Period for the Award to any Participant, each such Participant granted a Performance Share Award with an Interim Period shall be entitled to partial payment on account thereof as of the close of the Interim Period, but only if and after the Committee has determined that the conditions for partial payment of the Award set by the Committee have been satisfied. Performance Shares paid to a Participant for an Interim Period may be retained by the Participant and shall not be repaid to the Company, notwithstanding that based on the conditions set


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for payment at the end of the Award Period such Participant  would not have been entitled to payment of some or any of his Award. Any Performance Shares paid to a Participant for the Interim Period during an Award Period shall be deducted from the Performance Shares to which such Participant is entitled at the end of the Award Period.

     Unless otherwise directed by the Committee, payment of Performance Share Awards shall be made, as promptly as possible, by the Company after the determination by the Committee that payment has been earned. Unless otherwise directed by the Committee, all payments of Performance Share Awards to Participants shall be made partly in shares of Common Stock and partly in cash, with the cash portion being approximately equal to the amount of federal, state, and local taxes which the Participant's employer is required to withhold on account of said payment. The Committee, in its discretion, may provide for payment of cash and distribution of shares of Common Stock in such other proportions as the Committee deems appropriate, except and provided that the Committee must pay in cash an amount equal to the federal, state, and local taxes which the Participant's employer is required to withhold on account of said payment. There shall be deducted from the cash portion of all Performance Share Awards all taxes to be withheld with respect to such Awards.

     For payment of each Performance Share Award, the number of shares of Common Stock to be distributed to Participants shall equal the Fair Market Value of the total Performance Shares determined by the Committee to have been earned by the Participant less the portion of the Award that was paid in cash divided by the Fair Market Value of a Performance Share.

     (C) DEATH OR DISABILITY. If, prior to the close of an Award Period, a Participant's Employment terminates by reason of his or her death or Disability, payment of his or her outstanding Performance Share Award or Awards shall be made as promptly as possible after death or the date of the determination of Disability, and the number of Performance Shares to be paid shall be computed as follows: First, determine (based on the conditions set by the Committee for payment of Performance Share Awards for the subject Award Period) the number of Performance Shares that would have been paid if each subject Award Period had ended on the December 31st immediately preceding the date of death or the date of determination of Disability. Then, multiply each above-determined number by a fraction, the numerator of which is the number of months during the subject Award Period that the Participant was an active Employee, and the denominator of which is the number of months in the Award Period. This product shall be reduced by any Performance Shares for which payment has been made with respect to any Interim Period during each Award Period. In this instance, the Fair Market Value of the Common Stock shall be based on the twenty days immediately preceding the date of death or the date of the determination of Disability. Except as provided in Section 6(g), payments for Awards awarded in the year employment terminates shall be paid at the same percentage as the Award awarded in the year immediately preceding the year of death or Disability.

     (d) RETIREMENT PRIOR TO CLOSE OF AWARD PERIOD. Unless otherwise determined by the Committee, if, prior to the close of an Award Period, a Participant's Employment terminates by reason of his retirement on or after his or her Normal Retirement date or prior to his or her Normal Retirement date if such retirement was at the request of his employer, payment of the Participant's outstanding Performance Share Award or Awards will be made as promptly as possible after such retirement and such payment shall be computed in the same manner as in
Section 6(c), using the effective date of retirement in place of the date of death or determination of Disability.

     (e) TERMINATION UNDER CERTAIN CIRCUMSTANCES. If, prior to the close of an Award Period, a Participant's Employment terminates by reason of (I) his or her retirement prior to his or her Normal


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Retirement  date and such  retirement was at the request of the  Participant and approved by his of her employer, (ii) the divestiture by the Company of one or more of its business segments or a significant portion of the assets of a business segment, or (iii) a significant reduction by the Company in its salaried work force, the determination of whether such Participant shall receive payment of his or her outstanding Performance Share Award or Awards shall be within the exclusive discretion of the Committee. Payment, if any, of his or her Performance Share Award or Awards to such Participant shall be made as promptly as possible after one of the events described in subsections (I), (ii), and
(iii) of this Section 9 occurs and the amount of such payment shall be computed in the same manner as in Section 6(c), using the effective date that such event occurs in place of the date or determination of Disability.

     (f) VOLUNTARY TERMINATION OR DISCHARGE. If, prior to the close of an Award Period, a Participant's Employment terminates and there is no payment due under the terms of Sections 6(c), (d) or (h) or 11, all of such Participant's outstanding Performance Shares shall forthwith and automatically be cancelled and all rights of the former holder of such cancelled Performance Shares in respect to such cancelled Performance Shares shall forthwith terminate.

     (g) INTERPRETATION. Notwithstanding anything else contained in this Plan to the contrary, if any Award of Performance Shares is intended, at the time of grant, to be other performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code, to the extent required to so qualify any Award hereunder, (I) the Committee shall not be entitled to exercise any discretion otherwise authorized under this Plan with respect to such award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such award to fail to qualify as other performance-based compensation and (ii) in the event that an Executive Officer's Employment terminates by reason of his or her retirement on or after his or her Normal Retirement date or prior to his or her Normal Retirement date if such retirement was at the request of his employer, the payment, if any, with respect to any Performance Shares awarded since the December 31st immediately preceding the date of termination shall be made as promptly as possible after the end of the year in which such termination occurs and the number of Performance Shares to be paid shall be equal to that percentage, if any, of such Award that would have been earned if, based on the conditions set by the Committee for payment of Awards for the subject Award Period, the subject Award Period had ended as of December 31 of the year in which the termination occurred, times a fraction, the numerator of which is the number of months during the subject Award Period that the Participant was an active Employee, and the denominator of which is the number of months in the Award Period.

     (h) PAYMENT UPON PLAN TERMINATION. Payment of all Performance Share Awards outstanding at the date of Plan Termination shall be made as promptly as possible after such date and payment of each such Award shall be computed in the same manner as in Section 6(C) using the effective date of Plan Termination in place of the date of death or the date of the determination of Disability, except that the Common Stock will be priced at Fair Market Value based on the twenty trading days immediately preceding the date of Plan Termination.

7.   STOCK OPTIONS.

     (a) GRANT. Subject to the provisions of the Plan, the Committee shall have the authority to grant Options to an Eligible Employee and to determine (I) the number of shares to be covered by each Option, (II) the exercise price therefor and (III) the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options or

Nonstatutory Stock Options; PROVIDED THAT Incentive Stock Options may not be granted to any Participant who is not an employee of the Company or one of its Subsidiaries at the time of grant. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code and the regulations thereunder.

     (b) OPTION PRICE. The Committee shall establish the exercise price at the time each Option is granted, which price shall not be less than 100% of the Fair Market Value of the Common Stock at the date of grant, except that, for purposes of satisfying the foregoing requirement with respect to a Nonstatutory Stock Option, the Committee may elect to credit against the exercise price payable by a Participant the value of any compensation otherwise payable to the Participant under the terms of the Company's compensation practices and programs which is surrendered, foregone or exchanged pursuant to such rules or procedures as the Committee shall establish from time to time.

     (C) EXERCISE. Each Option shall be exercised at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter; provided, however, that if the Committee does not establish a different exercise schedule at or after the date of grant of an Option, such Option shall become exercisable in three (3) equal installments on each of the first three anniversaries of the date the Option is granted. The Committee may impose such conditions with respect to the exercise of Options as it shall deem appropriate, including without limitation, any conditions relating to the application of federal or state securities laws. No shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the option price therefor. Without limiting the generality of the foregoing, payment of the option price may be made in cash or its equivalent or, if and to the extent permitted by the Committee, by exchanging shares of Common Stock owned by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such option price. The Committee may permit a Participant to elect to pay the exercise price upon the exercise of an Option by authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon the exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

     (d) TERMINATION OF EMPLOYMENT. Unless the Committee shall otherwise determine at or after grant, an Option shall be exercisable following the termination of a Participant's Employment only to the extent provided in this
Section 7(d). If a Participant's  Employment terminates due to the Participant's
(I) death, (II) Disability, (III) early retirement with the consent of the Committee or (IV) Normal Retirement, the Participant (or, in the event of the Participant's death or Disability during Employment or during the period during which an Option is exercisable under this sentence, the Participant's beneficiary or legal representative) may exercise any Option held by the Participant at the time of such termination, regardless of whether then exercisable, for a period of three years in the case of Normal Retirement or early retirement with consent and one year in the case of death or Disability (or such greater or lesser period as the Committee shall determine at or after grant), but in no event after the date the Option otherwise expires. If a Participant's Employment is terminated for Cause (or, if after the Participant's termination of Employment, the Committee determines that the Participant's Employment could have been terminated for Cause had the Participant still been employed or has otherwise engaged in conduct that is detrimental to the interests of the Company, as determined by the Committee in its sole discretion), all Options held by the Participant shall immediately terminate, regardless of whether then exercisable. In the event of a Participant's termination of Employment for any reason not described in the preceding two sentences, the Participant (or, in the event of the Participant's death or Disability during the period during which an Option is exercisable under this sentence, the Participant's beneficiary or legal representative) may exercise any Option which was exercisable at the time of such termination for 90 days (or such greater or lesser period as the Committee shall specify at or after the grant of such Option) following the date of such termination, but in no event after the date the Option otherwise expires.

8.   STOCK APPRECIATION RIGHTS.

     (a) GRANT OF STOCK APPRECIATION RIGHTS. The Committee shall have the authority to grant Stock Appreciation Rights in tandem with an Option, in addition to an Option, or freestanding and unrelated to an Option. Stock Appreciation Rights granted in tandem or in addition to an Option may be granted either at the same time as the Option or at a later time. Stock Appreciation Rights shall not be exercisable after the expiration of ten years from the date of grant and shall have a base price determined in the same manner as, and subject to the same conditions as apply with respect to, a Nonstatutory Stock Option under Section 7(b).

     (b) EXERCISE OF STOCK APPRECIATION RIGHTS. A Stock Appreciation Right shall entitle the Participant to receive from the Company an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right over the base price thereof. The Committee shall determine the time or times at which or the event or events (including, without limitation, a Change of Control) upon which a Stock Appreciation Right may be exercised in whole or in part, the method of exercise and whether such Stock Appreciation Right shall be settled in cash, shares of Common Stock or a combination of cash and shares of Common Stock; provided, however, that unless otherwise specified by the Committee at or after grant, a Stock Appreciation Right granted in tandem with an Option shall be exercisable only at the same time or times as the related Option is exercisable. Unless the Committee shall establish a different exercise schedule at or after the date of grant, each Stock Appreciation Right shall become exercisable in three (3) equal installments on each of the first three anniversaries of the date of grant.

     (C) TERMINATION OF EMPLOYMENT. Unless the Committee shall otherwise determine at or after grant, a Stock Appreciation Right shall be exercisable following the termination of a Participant's Employment only to the extent provided in this Section 8(c). If a Participant's Employment terminates due to the Participant's (I) death, (II) Disability, (III) early retirement with the consent of the Committee or (IV) Normal Retirement, the Participant (or, in the event of the Participant's death or Disability during Employment or during the period during which a Stock Appreciation Right is exercisable under this sentence, the Participant's beneficiary or legal representative) may exercise any Stock Appreciation Right held by the Participant at the time of such termination, regardless of whether then exercisable, for a period of three years in the case of Normal Retirement or early retirement with consent and one year in the case of death or Disability (or such greater or lesser period as the Committee shall determine at or after grant), but in no event after the date the Stock Appreciation Right otherwise expires. If a Participant's Employment is terminated for Cause (or, if after the Participant's termination of Employment, the Committee determines that the Participant's Employment could have been terminated for Cause had the Participant still been employed or has otherwise engaged in conduct that is detrimental to the interests of the Company, as determined by the Committee in its sole discretion), all Stock Appreciation Rights held by the Participant shall immediately terminate, regardless of whether then exercisable. In the event of a Participant's termination of Employment for any reason not described in the preceding two sentences, the Participant (or, in the event of the Participant's death or Disability during the period during which a Stock Appreciation Right is exercisable under this sentence, the Participant's beneficiary or legal representative) may exercise any Stock Appreciation Right which was exercisable at the time of such termination for 90 days (or such greater or lesser period as the Committee shall specify at or after the grant of such Stock Appreciation Right) following the date of such termination, but in no event after the date the Stock Appreciation Right otherwise expires.

9.  RESTRICTED STOCK AND RESTRICTED UNITS.

     (a) GRANT OF RESTRICTED STOCK OR RESTRICTED UNITS. The Committee may grant Awards of Restricted Stock or Restricted Units to Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan, as it shall determine. Each grant of Restricted Stock or Restricted Units shall be evidenced by an Award Agreement. Unless the Committee provides otherwise at or after the date of grant, stock certificates evidencing any shares of Restricted Stock so granted shall be held in the custody of the Secretary of the Company until the Restricted Period lapses, and, as a condition to the grant of any Award of shares of Restricted Stock, the Participant shall have delivered to the Secretary of the Company a certificate, endorsed in blank, relating to the shares of Common Stock covered by such Award.

     (b) TERMINATION OF EMPLOYMENT. Unless the Committee otherwise determines at or after grant, the rights of a Participant with respect to an award of Restricted Stock or Restricted Units outstanding at the time of the Participant's termination of Employment shall be determined under this Section 9(b). In the event that a Participant's Employment terminates due to the Participant's (I) death, (II) Disability, (III) early retirement with the consent of the Committee or (IV) Normal Retirement, any restrictions on an award of Restricted Stock or Restricted Units shall lapse. Unless the Committee otherwise determines, any portion of any Restricted Stock or Restricted Unit Award as to which the Restricted Period has not lapsed at the date of a Participant's termination of Employment shall be forfeited as of such date.

     (C) DELIVERY OF SHARES. Upon the expiration or termination of the Restricted Period and the satisfaction (as determined by the Committee) of any other conditions determined by the Committee, the restrictions applicable to the Restricted Stock or Restricted Units shall lapse and a stock certificate for the number of shares of Common Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, except any that may be imposed by law, to the Participant or the Participant's beneficiary or estate, as the case may be. No payment will be required to be made by the Participant upon the delivery of such shares of Common Stock and/or cash, except as otherwise provided in Section 12(a) of the Plan. At or after the date of grant, the Committee may accelerate the vesting of any award of Restricted Stock or Restricted Units or waive any conditions to the vesting of any such award.

     (d) RESTRICTED PERIOD; RESTRICTIONS ON TRANSFERABILITY DURING RESTRICTED PERIOD. Unless otherwise determined by the Committee at or after the date of grant, the Restricted Period applicable to any award of Restricted Stock or Restricted Units shall lapse, and the shares related to such award shall become freely transferable, as to an equal amount of shares of Restricted Stock or Restricted Units on each of the first five (5) anniversaries of the date of grant. Restricted Stock or Restricted Units may not be sold, assigned, pledged or otherwise encumbered, except as herein provided, during the Restricted
Period. Any certificates issued in respect of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period with respect to any award of Restricted Stock, unless otherwise forfeited, the Company shall deliver such certificates to the

Participant or to the Participant's legal representative. Payment for Restricted Stock Units shall be made by the Company in shares of Common Stock, cash or in any combination thereof, as determined by the Committee.

     (e) RIGHTS AS A STOCKHOLDER; DIVIDEND EQUIVALENTS. Unless otherwise determined by the Committee at or after the date of grant, Participants granted shares of Restricted Stock shall be entitled to receive, either currently or at a future date, as specified by the Committee, all dividends and other distributions paid with respect to those shares, provided that if any such dividends or distributions are paid in shares of Common Stock or other property (other than cash), such shares and other property shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the shares of Restricted Stock with respect to which they were paid. The Committee will determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of Restricted Units, an amount equal to any dividends paid by the Company during the Restricted Period with respect to the corresponding number of shares of Common Stock ("Dividend Equivalents"). To the extent provided by the Committee at or after the date of grant, any Dividend Equivalents with respect to cash dividends on the Common Stock credited to a Participant's account shall be deemed to have been invested in shares of Common Stock on the record date established for the related dividend and, accordingly, a number of additional Restricted Units shall be credited to such Participant's account equal to the greatest whole number which may be obtained by dividing (X) the value of such Dividend Equivalent on the record date by (Y) the Fair Market Value of a share of Common Stock on such date.

10.  DEFERRED STOCK.

     (a) DEFERRED STOCK AWARDS. Subject to such terms and conditions as the Committee shall determine, a Participant may be granted a Deferred Stock Award, entitling the Participant to receive shares of Common Stock without any payment in cash or property in one or more installments at a future date or dates. Such Award shall be non-transferrable and may be conditioned on such matters as the Committee shall determine, including continued employment or attainment of performance goals. No shares of Common Stock will be issued at the time an award of Deferred Stock is made and the Company shall not be required to set aside a fund for the payment of any such award. The Company will establish a separate account for the Participant and will record in such account the number of Deferred Stock Units awarded to the Participant. Any deferral restrictions under a Deferred Stock Award may be accelerated or waived by the Committee at any time prior to termination of employment. The Committee may permit Participants to further deter receipt of a Deferred Stock Award.

     (b) RIGHTS AS A STOCKHOLDER; DIVIDEND EQUIVALENTS. A Participant shall not have any right in respect of Deferred Stock awarded pursuant to the Plan to vote on any matter submitted to the Company's stockholders until such time as the shares of Common Stock attributable to such Deferred Stock have been issued to such Participant or his beneficiary. The Committee will determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of a Deferred Stock Award, any Dividend Equivalents. To the extent provided by the Committee at or after the date of grant, any Dividend Equivalents with respect to cash dividends on the Common Stock credited to a Participant's account shall be deemed to have been invested in shares of Common Stock on the record date established for the related dividend and, accordingly, a number of Deferred Stock shall be credited to such Participant's account equal to the greatest whole number which may be obtained by dividing (X) the value of such Dividend Equivalent on the record date by (Y) the Fair Market Value of a share of Common Stock on such date.

     (C) SETTLEMENT OF DEFERRED STOCK. Unless the Committee determines otherwise at or after the date of grant, a Participant shall receive one share of Common Stock for each Deferred Stock Unit (and related Dividend Equivalents) that shall have become vested on or prior to the date of such Participant's termination of Employment with the Company and the Subsidiaries, other than any such termination for Cause, on the date of such termination of Employment (or on such earlier date as the Committee shall permit or such later date as may be elected by the Participant in accordance with the rules and procedures of the Committee). In the event of the termination of a Participant's Employment with the Company and the Subsidiaries for Cause, the Participant shall immediately forfeit all rights with respect to any Deferred Stock Units (and related Dividend Equivalents) credited to his or her account. The Committee may provide in the Award Agreement applicable to any Award of Deferred Stock that, in lieu of issuing shares of Common Stock in settlement of the vested portion of such Deferred Stock, the Committee may direct the Company to pay to the Participant the cash balance of such Deferred Stock.

11.  CHANGE IN CONTROL.

     (a) ACCELERATED VESTING AND PAYMENT. Subject to the provisions of Section 11(b) below, in the event of a Change in Control, each Option and Stock Appreciation Right shall promptly be canceled in exchange for a payment in cash of an amount equal to the excess of the Change of Control Price over the exercise price for such Option or the base price for such Stock Appreciation Right, whichever is applicable, the Restricted Period applicable to all shares of Restricted Stock or Restricted Units shall expire and all such shares shall become nonforfeitable and immediately transferable and all Deferred Stock shall become fully vested and the shares of Common Stock with respect thereto shall be immediately payable.

     (b) ALTERNATIVE AWARDS. Notwithstanding Section 11(a), no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Award or any class of Awards if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Award or class of Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an "Alternative Award") by a Participant's employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Award must:

         (I) be based on stock which is traded on an established securities market, or which will be so traded within 60 days following the Change in Control;

         (ii) provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights and entitlements applicable under such Incentive Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

         (iii) have substantially equivalent economic value to such Incentive Award (determined by the Committee as constituted immediately prior to the Change in Control, in its sole discretion, promptly after the Change in Control); and

         (iv) have terms and conditions which provide that in the event that the Participant's employment is involuntarily terminated or constructively terminated (other than for Cause) upon or following such Change in Control, any conditions on a Participant's rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

     For this purpose, a constructive termination shall mean a termination by a Participant following a material reduction in the Participant's compensation, a material reduction in the Participant's responsibilities or the relocation of the Participant's principal place of employment to another location a material distance farther away from the Participant's home, in each case, without the Participant's prior written consent.

     (C) In the event of a Change in Control, each Participant shall be deemed to have earned Performance Shares with respect to each of his or her Performance Share Awards outstanding at the date of such Change in Control. The number of Performance Shares so earned shall be computed by determining (based on the conditions set by the Committee for payment of Performance Share Awards for the subject Award Period) the number of Performance Shares that would have been paid if each subject Award Period had ended on the December 31st immediately preceding the Change of Control provided that in no event shall the number of Performance Shares earned be less than the aggregate number of Performance Shares at the target performance level (as identified in the applicable award letter) with respect to all such Awards. Performance Share Awards granted in the year of the Change in Control shall be earned at the same percentage as Awards granted in the year preceding the year of the Change in Control. Each
Performance Share so earned shall be canceled in exchange for an immediate payment in cash of an amount equal to the Change in Control Price.

12.  GENERAL PROVISIONS.

     (a) WITHHOLDING. The Company shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any taxes required by law to be withheld in respect of Awards under this Plan. In the case of any Award satisfied in the form of Common Stock, no shares shall be issued unless and until arrangements satisfactory to the Committee shall have been made to satisfy any withholding tax obligations applicable with respect to such Award. Without limiting the generality of the foregoing and subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Participants to elect to tender, Common Stock (including Common Stock issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld.

     (b) AWARDS. Each Award hereunder shall be evidenced in writing. The written agreement shall be delivered to the Participant and shall incorporate the terms of the Plan by reference and specify the terms and conditions thereof and any rules applicable thereto.

     (C) CANCELLATION OF PERFORMANCE SHARES. With the written consent of a Participant holding Performance Shares granted to him under the Plan, the
Committee may cancel such Performance Shares. In the event of any such cancellation, all rights of the former holder of such cancelled Performance Shares in respect to such cancelled Performance Shares shall forthwith terminate.

     (d) NO ASSIGNMENT OF INTEREST. Unless the Committee shall permit (on such terms and conditions as it shall establish) an Award to be transferred to a member of the Participant's immediate family or to a trust or similar vehicle for the benefit of such immediate family members (collectively, the "Permitted Transferees"), an Award or interest of any Participant in the Plan shall not be assignable, either by voluntary assignment or by operation of law, and any assignment of such interest, whether voluntary or by operation of law, shall render the Award void, except that cash or shares of Common Stock payable under the Plan shall be transferable by testamentary will or by the laws of descent and distribution. All shares of Common Stock paid pursuant to this Plan are to be taken subject to an investment representation by the Participant or other recipient that any such shares are acquired for investment and not with a view to distribution and that such shares shall not be transferred or sold until registered in compliance with the Securities Act of 1933 or unless an exemption therefrom is available in the opinion of the General Counsel for the Company. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant, or, if applicable, the Permitted Transferees.

     (e) DESIGNATION OF BENEFICIARY. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant's death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant's spouse or, if no spouse survives the Participant, the Participant's estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

     (f) EMPLOYMENT RIGHTS. An Award made under the Plan shall not confer any right on the Participant to continue in the employ of the Company or any subsidiary or limit in any way the right of his employer to terminate his employment at any time.

     (g) EXPENSES. The expenses of administrating the Plan shall be borne by the Company.

     (h) NO RIGHTS TO AWARDS, NO SHAREHOLDER RIGHTS. No Participant or Eligible Employee shall have any claim to be granted any Award under the Plan, and there is no obligation of uniformity of treatment of Participants and Eligible Employees. Subject to the provisions of the Plan and the applicable Award, no person shall have any rights as a shareholder with respect to any shares of Common Stock to be issued under the Plan prior to the issuance thereof.

     (I) CONSTRUCTION OF THE PLAN. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware.

     (j) LEGEND. To the extent any stock certificate is issued to a Participant in respect of shares of Restricted Stock awarded under the Plan prior to the expiration of the applicable Restricted Period, such certificate shall be registered in the name of the Participant and shall bear the following (or similar) legend:

         "The shares of stock represented by this certificate are subject to the terms and conditions contained in the Protective Life Corporation 1997 Long-Term Incentive Plan and the Award Agreement, dated as of ____________, between the Company and the Participant, and may not be sold, pledged, transferred, assigned, hypothecated or otherwise encumbered in any manner (except as provided in the Plan or in such Award Agreement) until _______________."

Upon the lapse of the Restricted Period with respect to any such shares of Restricted Stock, the Company shall issue or have issued new share certificates without the legend described herein in exchange for those previously issued.

     (k) EFFECTIVE DATE. The Plan, as amended, shall be effective on the date the Plan is approved by shareholders. No Awards may be granted under the Plan after December 31, 2006.

     (l) AMENDMENT OF PLAN. The Board or the Committee may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such amendment would

         (l) increase the number of shares of Common Stock subject to the Plan, except pursuant to Section 4(c);

         (2)  change the price at which Options may be granted;

         (3)  change the definition of Performance Share; or

         (4) remove the administration of the Plan from the Committee.

Without the written consent of an affected Participant, no termination, suspension or modification of the Plan shall adversely affect any right of such Participant under the terms of an Award granted before the date of such termination, suspension or modification.

     (m) APPLICATION OF PROCEEDS. The proceeds received by the Company from the sale of its shares under the Plan will be used for general corporate purposes.

     (n) COMPLIANCE WITH LEGAL AND EXCHANGE REQUIREMENTS. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Common Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Common Stock or other required action under any federal or state law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Common Stock in violation of any such laws, rules, or regulations; and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards, and neither the Company nor its directors or officers shall have any obligation or liability to the Participant with respect to any Award (or Common Stock issuable thereunder) that shall lapse because of such postponement.

     (o) DEFERRALS. The Committee may postpone the exercising of Awards, the issuance or delivery of Common Stock under any Award or any action permitted under the Plan to prevent the Company or any of its Subsidiaries from being denied a Federal income tax deduction with respect to any Award other than an Incentive Stock Option.

     (p) GENDER AND NUMBER. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.